Exhibit 10.55

AMENDMENT TWO

TO THE

TORCHMARK CORPORATION

SUPPLEMENTARY RETIREMENT PLAN

Pursuant to Section 12.1 of the Torchmark Corporation Supplementary Retirement Plan as restated effective January 1, 1992 (the “Plan”), Torchmark Corporation (the “Company”) hereby amends the Plan, effective March 1, 2006, as follows:

Section 4.1 of the Plan is replaced in its entirety and shall read as follows:

4.1 Commencement of Retirement Income. No later than December 31, 2006, each Participant must elect one of the following dates for the commencement of Retirement Income from this Plan: the January 8 following his separation from service with the Employer; the January 1 following his 65th birthday; or the January 1 following the second, third, fourth or fifth anniversary of his separation from service with the Employer. Upon such date and in accordance with Section 4.3, the Employer shall pay the Participant’s Retirement Income from the Employer’s general funds. If a Participant fails to make a timely election, his Retirement Income shall commence on the January 1 following the Participant’s 65th birthday. The form and the amount of the Retirement Income shall be determined as follows.

Done this the 15 th day of November, 2006.

TORCHMARK CORPORATION

By:	/s/ Carol A. McCoy
Its:	Vice President, Assoc. Counsel and Secretary